UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2007

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51265	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

90 Nassau Street, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

(609) 683-3831

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On May 4, 2007, Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the first quarter ended March 31, 2007. The information contained in this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 4, 2007, the Company conducted a previously-scheduled conference call to discuss its results of operations for the first quarter ended March 31, 2007 and to answer any questions raised by the call’s audience.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2007, each of Robert O. Carr, Brooks L. Terrell and Sanford C. Brown entered into an amendment and restatement of their respective employee confidential information and noncompetition agreement with the Company, which terminated and replaced their prior employee confidential information and noncompetition agreement. The prior agreement included a non-compete provision for either one year or two years, depending on the nature of such officer’s future employment; the amended agreement provides for a one year non-compete provision regardless of such officer’s future employment.

The amended and restated employee confidential information and noncompetition agreements entered into by each of Robert O. Carr, Brooks L. Terrell and Sanford C. Brown are attached as exhibits to this Form 8-K.

Item 8.01	Other Events

Cash Dividend

On May 3, 2007, the board of directors of the Company declared a quarterly cash dividend of $0.05 per share of Company’s common stock, which will be payable on June 15, 2007 to stockholders of record as of May 25, 2007. The press release announcing the cash dividend is furnished as Exhibit 99.1 to this report.

Stock Repurchase

On January 13, 2006, the board of directors of the Company authorized management to repurchase up to the lesser of (a) 1,000,000 shares of our common stock or (b) $25,000,000 worth of our common stock in the open market. On August 1, 2006, the board of directors of the Company authorized management to repurchase up to an additional 1,000,000 shares of our common stock in the open market using proceeds from the exercise of stock options. The Company repurchased an aggregate of 1,086,200 shares of our common stock during 2006 and the three months ended March 31, 2007. On May 3, 2007, the board of directors of the Company eliminated the restriction in the August 1, 2006 repurchase authorization which required the Company to use only proceeds from the issuance of stock options for repurchases and increased the total authorized number of shares to be repurchased to 2,000,000 shares. The board of directors authorized management to purchase up to 1,000,000 shares at purchase prices within management’s discretion. The Company intends to use these authorizations to repurchase shares opportunistically. The Company has no obligation to repurchase shares under the authorization, and the specific timing and amount of the stock repurchase will vary based on market conditions, securities law limitations and other factors. The stock repurchase will be executed utilizing the Company’s cash resources.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.37	** Amended and Restated Employee Confidential Information and Noncompetition Agreement dated May 4, 2007 entered into by Robert O. Carr with Heartland Payment Systems, Inc.

10.38	** Amended and Restated Employee Confidential Information and Noncompetition Agreement dated May 4, 2007 entered into by Sanford C. Brown with Heartland Payment Systems, Inc.

10.39	** Amended and Restated Employee Confidential Information and Noncompetition Agreement dated May 4, 2007 entered into by Brooks L. Terrell with Heartland Payment Systems, Inc.

99.1	Press Release of the Company dated May 4, 2007

**	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2007

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
Chief Financial Officer